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                                                                   EXHIBIT 10.01

                           SECOND AMENDMENT TO LEASE


     This Second Amendment to Lease (this "Amendment") is executed by and between David E. Clem and David M. Roby, Trustees (the "Landlord") of 21 Erie Realty Trust u/d/t dated May 16, 1996, recorded with the Middlesex South District Registry of Deeds (the "Registry") in Book 26325, Page 504, as amended and restated pursuant to an Amended and Restated Declaration of Trust dated May 26, 1999, recorded with the Registry in Book 30231, Page 306, and filed with the Middlesex South Registry District of the Land Court as Document No. 1126128, and Reprogenesis, Inc. (the "Tenant"), a Texas corporation, in amendment of a Lease dated September, 1997 by and between Landlord and Tenant, as amended by First Amendment to Lease dated October 1, 1998 (as amended by the First Amendment, the "Lease") with respect to a portion of the building known as and numbered 21 Erie Street, Cambridge, Massachusetts (the "Building").

     For good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Each capitalized term which is used but not defined herein shall have the respective meaning ascribed thereto in the Lease.

     2. Commencing as of July 1, 2000 (the "Second Effective Date") and continuing through and including December 31, 2007 (the "Second Additional Premises Term"), Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, premises consisting of approximately 9,758 rentable square feet of space on the Second Floor of the Building (the "Second Additional Premises"), as more particularly shown on Exhibit A attached hereto and incorporated herein by reference thereto. Within six months after the Effective Date, Landlord shall have Landlord's architect measure the Second Additional Premises, based upon the BOMA method for measuring floor area in an office building for a single tenant on such floor, but in no event shall such measured floor area be less than 9,318 rentable square feet. From and after the Second Effective Date, the term "Premises" as used in the Lease shall be deemed to include the Second Additional Premises, and except as set forth in this Amendment, the Second Additional Premises shall be subject to all of the terms, covenants and conditions set forth in the Lease.

     3. Subject to Section 6 hereof, during the Second Additional Premises Term the Annual Base Rent Rate for the Second Additional Premises shall be $26.00 per rentable square foot (the "Second Additional Premises Annual Base Rent Rate"). Upon measurement of the Second Additional Premises, any overpayment by Tenant to Landlord of Annual Base Rent for the Second Additional Premises shall be credited to Annual Base Rent for the Premises and any underpayment of Annual Base Rent for the Second Additional Premises shall be paid by Tenant to Landlord within ten (10) days after written notice thereof. Annual Base Rent and Annual Additional Rent for the Second Additional Premises shall be made in the same manner and at the same time as Annual Base Rent and Annual Additional Rent for the remainder of the Premises.
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     4.  From and after the Second Effective Date, the term "Tenant's
Proportionate Share" set forth in Article I of the Lease shall be determined by dividing the total rentable square footage of the Premises, as determined from time to time, by the total rentable square footage of the Building, as determined from time to time.

     5. The Second Additional Premises shall be delivered to Tenant by Landlord on an "As Is, Where Is" basis with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant.

     6. On the Adjustment Date (as defined in Section 4.1(b) of the Lease), the Second Additional Premises Annual Base Rent Rate shall be increased by multiplying said rate by a fraction, the numerator of which shall be the Price Index (as defined in Section 4.1(b) of the Lease), and the denominator of which shall be the Second Additional Premises Base Price Index (as hereinafter defined), compounded monthly over the first two and one-half years of the Second Additional Premises Term. As used herein, the term "Second Additional Premises Base Price Index" shall mean and refer to the Price Index (as defined in Section 4.1(b) of the Lease) most recently established prior to July 1, 2000.

     7. Simultaneously with the execution hereof, Tenant shall pay to Landlord $42,284.67 representing a security deposit for the Second Additional Premises (the "Second Additional Premises Security Deposit Amount"). Upon receipt thereof, references in the Lease to "Security Deposit Amount" shall include the Security Deposit Amount delivered in connection with the execution of the Lease and the Second Additional Premises Security Deposit Amount, both of which shall be subject to all of the provisions of the Lease, including Section 10.11 thereof.

     8. Notwithstanding anything in the Lease to the contrary, during the Second Additional Premises Term the additional Garage parking to which Tenant is obligated as a result of this Second Amendment shall consist of twenty (20) additional parking spaces in the Garage at the fair market rent therefor established from time to time by Landlord, which shall be $150.00 per space per month as of the Second Effective Date.

     9. Each party warrants and represents to the other party that it has had no dealings with any broker or agent other than Trammell Crow Company and Insignia/ESG, Inc. (collectively, the "Brokers") in connection with this Second Amendment and covenants to defend with counsel reasonably approved by such other party, hold harmless and indemnify such other party from and against any and all cost, expense or liability arising from any breach of the foregoing warranty and representation. Landlord shall pay commissions due to the Brokers in connection with this Amendment pursuant to a separate agreement.

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     10.  Tenant, with the prior written consent of Landlord, which consent shall not be unreasonably withheld, may sublease the Second Additional Premises or a portion thereof to Ontogeny Inc. Any such sublease shall be subject to Landlord's approval in accordance with the terms of Section 5.2.1 of the Lease.

     11. The Lease, as amended hereby, is hereby ratified, confirmed and approved in all respects.

     WITNESS the execution hereof under seal as of the 29th day of June, 2000.

                    LANDLORD:
                              /s/ David E. Clem
                              -----------------
                              David E. Clem, Trustee as aforesaid
                              and not individually


                              /s/ David M. Roby
                              -----------------
                              David M. Roby, Trustee as aforesaid
                              and not individually

                    TENANT:

                              REPROGENESIS, INC.

                              By:    /s/ James S. Sigler
                                     --------------------

                              Title: Vice President of Manufacturing
                                     -------------------------------
                                 hereunto duly authorized

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                                   EXHIBIT A

                    Floor Plan of Second Additional Premises
                               (graphic picture)

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